Exhibit 10.30

AMENDMENT NO. 2 TO GUARANTEE AGREEMENT

AMENDMENT NO. 2 TO GUARANTEE AGREEMENT, dated as of August 29, 2018 (this “Amendment”), by and between FS CREDIT REAL ESTATE INCOME TRUST, INC., a Maryland corporation (“Guarantor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, FS CREIT Finance WF-1 LLC, a Delaware limited liability company (“Seller”) and Buyer are parties to that certain Master Repurchase and Securities Contract, dated as of August 30, 2017 (as amended by that certain Amendment No. 1 to Master Repurchase and Securities Contract, dated as of April 26, 2018, by and between Seller and Buyer, and by that certain Amendment No. 2 to Master Repurchase and Securities Contract, dated of even date herewith, by and between Seller, Buyer and Guarantor, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”);

WHEREAS, in connection with the Repurchase Agreement, Guarantor executed and delivered to Buyer the Guarantee Agreement dated as of August 30, 2017, as amended by Amendment No. 1 to Guarantee Agreement, by and between Buyer and Guarantor, dated as of April 26, 2018, as amended hereby, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guarantee Agreement”);

WHEREAS, Guarantor and Buyer have agreed to amend certain provisions of the Guarantee Agreement in the manner set forth herein.

Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor and Buyer hereby each agree as follows:

SECTION 1. Amendment to Guarantee Agreement. Effective as of July 24, 2018, the defined term “Net Available Capital Commitments”, as set forth in Section 1(s) of the Guarantee Agreement, is hereby amended and restated in its entirety to read as follows:

“(s) “Net Available Capital Commitments”: As of any date of determination with respect to Guarantor, calculated, without duplication and determined on an aggregate basis, the amount of any unfunded, unencumbered and uncalled capital commitments in favor of Guarantor and callable as of right by Guarantor pursuant to (i) the Subscription Agreements dated July 28, 2017 and May 1, 2018, between FS Shareholder and Guarantor, (ii) the Subscription Agreements dated July 28, 2017 and May 1, 2018, between Rialto Shareholder and

Guarantor and/or (iii) such other subscription agreements as Buyer may hereafter approve by notice to Guarantor (such approval not to be unreasonably withheld, conditioned or delayed), but in each case only to the extent that each such capital commitment (x) is from either FS Shareholder or Rialto Shareholder, but only to the extent that each such entity (A) is not subject to an Act of Insolvency, and (B) has not previously failed to fund any other capital call under a partnership agreement, subscription agreement or another similar agreement, (y) is payable in cash, and (z) is readily available to be called by Guarantor without condition from time to time other than customary notice and similar administrative conditions.”

SECTION 2. Conditions Precedent. This Amendment and its provisions shall become effective on July 24, 2018 (the “Amendment Effective Date”).

SECTION 3. Representations, Warranties and Covenants. Guarantor hereby represents and warrants to Buyer, as of the date hereof and as of the Amendment Effective Date, that (i) it is in full compliance with all of the terms and provisions set forth in each Repurchase Document to which it is a party on its part to be observed or performed, and (ii) no Default or Event of Default has occurred or is continuing. Guarantor hereby confirms and reaffirms its representations, warranties and covenants contained in each Repurchase Document to which it is a party.

SECTION 4. Acknowledgements of Guarantor. Guarantor hereby acknowledges that Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement and the other Repurchase Documents.

SECTION 5. Limited Effect. Except as expressly amended and modified by this Amendment, the Fee and Pricing Letter shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date, each (x) reference therein and herein to the “Repurchase Documents” shall be deemed to include, in any event, this Amendment, (y) reference to the “Guarantee Agreement” in any of the Repurchase Documents shall be deemed to be a reference to the Guarantee Agreement, as amended hereby, and (z) reference in the Guarantee Agreement to “this Guarantee Agreement”, “hereof”, “herein” or words of similar effect in referring to the Guarantee Agreement shall be deemed to be references to the Guarantee Agreement, as amended by this Amendment.

SECTION 6. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 7. Expenses. Guarantor agrees to pay and reimburse Buyer for all out-of-pocket costs and expenses incurred by Buyer in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to Buyer.

SECTION 8. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

GUARANTOR:

FS CREDIT REAL ESTATE INCOME TRUST, INC., a Maryland corporation

By:	/s/ Edward T. Gallivan, Jr.
	Name:	Edward T. Gallivan, Jr.
	Title:	Chief Financial Officer

FS Credit REIT – Amendment No. 2 to the Guarantee Agreement

BUYER:

WELLS FARGO BANK, N.A., a national banking association

By:	/s/ Michael P. Duncan
	Name:	Michael P. Duncan
	Title:	Vice President

FS Credit REIT – Amendment No. 2 to the Guarantee Agreement